Exhibit 99.1

APi Group Reports Fourth Quarter and Fiscal Year 2022 Financial Results

-Reported net revenues increased by approximately 53% and 66% in the fourth quarter and full year, respectively-

-Net revenues increased on an organic basis by approximately 6% and 12% in the fourth quarter and full year, respectively-

-Reported and adjusted gross margin expansion of 255 and 319 basis points, respectively, in the fourth quarter-

-Reported diluted earnings per share of $0.04 and adjusted diluted earnings per share of $0.36 in the fourth quarter-

-Reported net income of $22 million and adjusted net income of $98 million in the fourth quarter-

-Net debt to adjusted EBITDA decreased to 3.1x as of the end of the fourth quarter-

New Brighton, Minnesota – February 28, 2023 – APi Group Corporation (NYSE: APG) (“APG”, “APi” or the “Company”) today reported its financial results for the three months and year ended December 31, 2022.

Fourth Quarter 2022 Highlights:

•
Reported net revenues increased by 53.1% or $591 million to $1.7 billion compared to $1.1 billion in the prior year period, driven by revenue from acquisitions and strong organic growth in Safety Services
•
Net revenues increased on an organic basis by 5.8% compared to the prior year period, driven by continued growth in inspection, service, and monitoring revenue in Safety Services
•
Reported gross margin was 27.2%, representing a 255 basis point increase compared to prior year period reported gross margin of 24.6%. Adjusted gross margin was 27.8%, representing a 319 basis point increase compared to prior year period adjusted gross margin of 24.6%. Reported and adjusted gross margin expansion were driven by acquisitions in Safety Services, an improved mix of inspection, service and monitoring revenue and improved productivity in Specialty Services
•
Reported net income was $22 million, representing a $7 million increase from prior year period reported net income of $15 million driven by accretion from acquisitions in Safety Services and strong organic growth in Safety Services. Reported diluted EPS was $0.04, representing a $0.79 increase from prior year period
•
Adjusted net income was $98 million and adjusted diluted EPS was $0.36, representing a $0.07 increase from prior year period driven by accretion from acquisitions in Safety Services and strong organic growth in Safety Services
•
Adjusted EBITDA increased by 59.1% or $68 million to $183 million compared to $115 million in the prior year period, driven by acquisitions and strong organic growth in Safety Services
•
Adjusted EBITDA margin was 10.7%, representing a 40 basis point increase compared to prior year period adjusted EBITDA margin of 10.3%, driven by an improved mix of inspection, service and monitoring revenue and leverage on higher volumes

Fiscal Year 2022 Highlights:

•
Reported net revenues increased by 66.4% or $2.6 billion to $6.6 billion compared to $3.9 billion in the prior year period, driven by revenue from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Net revenues increased on an organic basis by 12.2% compared to the prior year period, driven by continued growth in inspection, service and monitoring revenue in Safety Services as well as general market recovery in Safety and Specialty Services compared to the prior year period which was negatively impacted by the COVID-19 pandemic

•
Reported gross margin was 26.1%, representing a 230 basis point increase compared to prior year period reported gross margin of 23.8%. Adjusted gross margin was 26.8%, representing a 288 basis point increase compared to prior year period adjusted gross margin of 24.0%. Reported and adjusted gross margin expansion were driven by acquisitions in Safety Services, an improved mix of inspection, service, and monitoring revenue, and improved productivity in Specialty Services
•
Reported net income was $73 million, representing a $26 million increase from prior year period reported net income of $47 million driven by accretion from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services. Reported diluted EPS was $0.10, representing a $0.77 increase from prior year period
•
Adjusted net income was $358 million and adjusted diluted EPS was $1.33, representing a $0.30 increase from prior year period driven by accretion from acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Adjusted EBITDA increased by 65.4% or $266 million to $673 million compared to $407 million in the prior year period, driven by acquisitions in Safety Services and strong organic growth in Safety and Specialty Services
•
Adjusted EBITDA margin was 10.3%, consistent with prior year period adjusted EBITDA margin of 10.3%, driven by an improved mix of inspection, service and monitoring revenue and leverage on higher volumes, offset by supply chain disruptions, inflation and mix from completed acquisitions causing downward pressure on margins

Russ Becker, APi’s President and Chief Executive Officer stated: “2022 was a year of record financial results for APi. We delivered record net revenues, record adjusted EBITDA and record adjusted earnings per share in a challenging macro environment. We believe this once again demonstrates the stability of APi's recurring revenue, services focused business model, our ability to mitigate margin pressures that exist on a macro basis, and the ongoing execution of our strategy by our talented team members. Their ongoing leadership efforts continue to demonstrate that our leaders are a competitive advantage and help drive shareholder value.

Chubb continues to perform in-line with our expectations and delivered solid organic growth in 2022, despite macro headwinds. The integration is occurring swiftly, savings are significant, and we continue to be energized by the opportunities in front of us as the world’s leading life safety and security services provider.

We entered 2023 with positive momentum on many fronts. Our backlog remains strong and was up approximately 9% as of December 2022 compared to the end of December 2021. We are confident that our focus on growing statutorily-required, higher margin, inspection, service and monitoring revenue, combined with our robust backlog and variable cost structure positions us well to prosper even if the macro environment continues to be volatile. We remain focused on being disciplined on project and customer selection and will continue to focus our efforts on growing the acyclical, recurring service revenue aspects of our portfolio.”

APi Co-Chair James E. Lillie added: “APi’s continued strong performance in the fourth quarter was the culmination of what was another outstanding year for APi in 2022. APi’s double-digit growth in organic net revenues, combined with the acquisition of Chubb and the Company’s ability to offset macro headwinds, allowed APi to produce record earnings and generate substantial free cash flow.

As reflected in the guidance we gave last week for 2023, we have strong momentum balanced across our global platform. Our leaders continue to build on historically strong execution, continue to mitigate macro challenges and are staying focused on operational excellence. APi will continue to remain agile, focused and adaptive as needed to create sustainable shareholder value by focusing on our long-term value creation targets. These include solid organic growth, target adjusted free cash flow conversion of 80%, adjusted EBITDA margin of 13%+ by 2025 and target net leverage ratio of 2.0 to 2.5x, which we expect to achieve near year-end 2023 supplemented by our recent $200 million reduction in our term loan debt. Everyone is excited about the opportunities in the year ahead and our ability to execute on our strategic plan.”

Conference Call

APi will hold a webcast/dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Tuesday, February 28, 2023. Participants on the call will include Russell A. Becker, President and Chief Executive Officer; Kevin S. Krumm, Executive Vice President and Chief Financial Officer; and James E. Lillie and Sir Martin E. Franklin, Co-Chairs.

To listen to the call by telephone, please dial 800-343-4136 or 203-518-9843 and provide Conference ID 6468507. You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://event.on24.com/wcc/r/4080924/F6495ADA7A66BD3125466D65A5B318AC

A replay of the call will be available shortly after completion of the live call/webcast via telephone at 800-723-2156 or 402-220-2660 or via the webcast link above.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

Tel: +1 651-604-2773

Email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

Tel: +1 212-521-4845

Email: Liz.Cohen@kekstcnc.com

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company’s long-term targets, goals and strategies, including its pricing, focus on growing inspection, service and monitoring revenue, strong spend controls, and disciplined project and customer selection; (ii) the Company’s outlook and expected 2023 financial performance and ability to execute on long-term goals; and (iii) the expected benefits of the acquisition of the Chubb fire and security business. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company’s future performance, inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) supply chain constraints and interruptions, and the resulting increases in the cost, or reductions in the supply, of the materials commodities and labor the Company uses in its business and for which the Company bears the risk of such increases; (iii) failure to realize the anticipated benefits of the acquisition of the Chubb fire and security business; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the impact of the conflict between Russia and Ukraine; and (vii) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation. Specifically:

•

The Company’s management believes that adjusted gross profit, adjusted selling, general and administrative (“SG&A”) expenses, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures that exclude business transformation and other expenses for the integration of acquired businesses, the impact and results of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as impairment charges, restructuring costs, transaction and other costs related to acquisitions, amortization of intangible assets, net COVID-19 relief, non-service pension benefit, severance related costs related to corporate leadership changes and certain tax benefits from the acquisition of APi Group, Inc. (the “APi Acquisition”) are useful because they provide investors with a meaningful perspective on the current underlying performance of the Company’s core ongoing operations.

•

The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates (excluding acquisitions and divestitures). The remainder is divided by the prior year net revenues, excluding the impacts of material acquisitions and completed divestitures.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

•

The Company presents free cash flow, adjusted free cash flow and adjusted free cash flow conversion, which are liquidity measures used by management as factors in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined as cash provided by (used in) operating activities plus or minus events including, but not limited to, transaction and other costs related to acquisitions, business transformation and other expenses for the integration of acquired businesses, payments on acquired liabilities, payments made for restructuring programs, impacts of businesses classified as assets held-for-sale and businesses divested, and one-time and other events such as COVID-19 related payroll tax deferral and relief items. Adjusted free cash flow conversion is defined as adjusted free cash flow as a percentage of adjusted EBITDA.

•	The Company calculates its leverage ratio in accordance with its debt agreements which include different adjustments to EBITDA from those included in the adjusted EBITDA numbers reported externally.

While the Company believes these non-U.S. GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, these non-U.S. GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-U.S. GAAP financial measures is included later in this press release.

APi Group Corporation
Condensed Consolidated Statements of Operations (GAAP)
(Amounts in millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Net revenues	$1,703	$1,112	$6,558	$3,940
Cost of revenues	1,240	838	4,844	3,001
Gross profit	463	274	1,714	939
Selling, general, and administrative expenses	414	224	1,552	803
Operating income	49	50	162	136
Interest expense, net	37	17	125	60
(Gain) loss on extinguishment of debt, net	—	—	(5)	9
Non-service pension benefit	(10)	—	(42)	—
Investment income and other, net	(4)	—	(9)	(12)
Other expense, net	23	17	69	57
Income before income taxes	26	33	93	79
Income tax provision	4	18	20	32
Net income	$22	$15	$73	$47
Net income attributable to common shareholders:
Accrued stock dividend on Series A Preferred Stock	—	(184)	—	(184)
Stock dividend on Series B Preferred Stock	(11)	—	(44)	—
Net income attributable to common shareholders	$11	$(169)	$29	$(137)
Net income per common share
Basic	$0.04	$(0.75)	$0.10	$(0.67)
Diluted	0.04	(0.75)	0.10	(0.67)
Weighted average shares outstanding
Basic	234	225	233	206
Diluted	267	225	266	206

APi Group Corporation
Condensed Consolidated Balance Sheets (GAAP)
(Amounts in millions)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$605	$1,188
Restricted cash	2	302
Accounts receivable, net	1,313	767
Inventories	163	69
Contract assets	459	217
Prepaid expenses and other current assets	110	83
Total current assets	2,652	2,626
Property and equipment, net	407	326
Operating lease right of use assets	222	101
Goodwill	2,382	1,106
Intangible assets, net	1,784	882
Deferred tax assets	108	73
Pension and post-retirement assets	392	—
Other assets	144	45
Total assets	$8,091	$5,159
Liabilities, Redeemable Convertible Preferred Stock, and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$206	$1
Accounts payable	490	236
Accrued liabilities	689	360
Contract liabilities	463	243
Operating and finance leases	73	27
Total current liabilities	1,921	867
Long-term debt, less current portion	2,583	1,766
Pension and post-retirement obligations	40	—
Operating and finance leases	166	79
Deferred tax liabilities	340	43
Other noncurrent liabilities	117	81
Total liabilities	5,167	2,836
Total redeemable convertible preferred stock	797	—
Total shareholders' equity	2,127	2,323
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$8,091	$5,159

APi Group Corporation
Condensed Consolidated Statements of Cash Flows (GAAP)
(Amounts in millions)
(Unaudited)
	For the Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$73	$47
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	304	202
Restructuring charges, net of cash paid	22	—
Deferred taxes	(47)	6
Share-based compensation expense	18	12
Profit-sharing expense	15	15
Non-cash lease expense	67	31
Net periodic pension benefit	(35)	—
(Gain) loss on extinguishment of debt, net	(5)	9
Other, net	3	7
Pension contributions	(34)	—
Changes in operating assets and liabilities, net of effects of acquisitions	(111)	(147)
Net cash provided by operating activities	270	182

Cash flows from investing activities:
Acquisitions, net of cash acquired	(2,839)	(86)
Purchases of property and equipment	(79)	(55)
Proceeds from sales of property, equipment, held for sale assets, and businesses	17	20
Net cash used in investing activities	(2,901)	(121)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,104	650
Payments on long-term borrowings	(34)	(321)
Repurchases of long-term borrowings	(30)	—
Payments of debt issuance costs	(29)	(11)
Repurchases of common stock	(44)	—
Proceeds from equity issuances	797	676
Payments of acquisition-related consideration	(5)	(74)
Restricted shares tendered for taxes	(3)	(3)
Net cash provided by financing activities	1,756	917
Effect of foreign currency exchange rate on cash, cash equivalents, and restricted cash	(9)	(2)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(884)	976
Cash, cash equivalents, and restricted cash, beginning of period	1,491	515
Cash, cash equivalents, and restricted cash, end of period	$607	$1,491

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Organic change in net revenues (non-GAAP)
(Amounts in millions)
(Unaudited)

Organic change in net revenues

	For the Three Months Ended December 31, 2022
	Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (a)	translation (b)	net revenues (c)
Safety Services	111.1%	94.8%	(1.8)%	18.1%
Specialty Services	(8.9)%	─	(0.4)%	(8.5)%
Consolidated	53.1%	48.4%	(1.1)%	5.8%
				.

	For the Year Ended December 31, 2022
	Net revenues
	change	Acquisitions and	Foreign currency	Organic change in
	(as reported)	divestitures, net (a)	translation (b)	net revenues (c)
Safety Services	120.0%	104.3%	(1.4)%	17.1%
Specialty Services	6.4%	─	(0.2)%	6.7%
Consolidated	66.4%	55.0%	(0.8)%	12.2%

Notes:

(a)
Adjustment to exclude net revenues from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition and net revenues from divestitures for all periods for businesses divested as of December 31, 2022.
(b)
Represents the effect of foreign currency on reported net revenues excluding material acquisitions, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at the prior year average monthly exchange rates.
(c)
Organic change in net revenues provides a consistent basis for a year-over-year comparison in net revenues as it excludes the impacts of material acquisitions, divestitures, and the impact of changes due to foreign currency translation.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Gross profit and adjusted gross profit (non-GAAP)
SG&A and adjusted SG&A (non-GAAP)
(Amounts in millions)
(Unaudited)

Adjusted gross profit

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2022	2021	2022	2021
Gross profit (as reported)		$463	$274	$1,714	$939
Adjustments to reconcile gross profit to adjusted gross profit:
Backlog amortization	(a)	8	—	30	5
Inventory step-up	(b)	—	—	9	—
Restructuring costs	(c)	3	—	7	—
Adjusted gross profit		$474	$274	$1,760	$944

Net revenues		$1,703	$1,112	$6,558	$3,940
Adjusted gross margin		27.8%	24.6%	26.8%	24.0%

Adjusted SG&A

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2022	2021	2022	2021
Selling, general, and administrative expenses ("SG&A") (as reported)		$414	$224	$1,552	$803
Adjustments to reconcile SG&A to adjusted SG&A:
Amortization of intangible assets	(d)	(54)	(32)	(197)	(122)
Contingent consideration and compensation	(e)	(1)	2	(9)	7
Business process transformation expenses	(f)	(8)	(10)	(22)	(35)
Acquisition expenses	(g)	—	(8)	(26)	(24)
Recent acquisition transition expenses	(h)	(32)	—	(95)	—
Integration and reorganization expenses	(i)	—	—	(9)	—
Restructuring costs	(c)	(9)	—	(23)	—
Divested businesses	(j)	—	—	—	(1)
COVID-19 relief at international subsidiaries, net	(k)	2	—	2	—
Corporate executive reorganization	(l)	—	—	—	(6)
Adjusted SG&A expenses		$312	$176	$1,173	$622

Net revenues		$1,703	$1,112	$6,558	$3,940
Adjusted SG&A as a % of net revenues		18.3%	15.8%	17.9%	15.8%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)
Adjustment to reflect the elimination of expenses associated with restructuring programs.
(d)
Adjustment to reflect the addback of amortization expense.
(e)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(f)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(g)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(h)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(i)
Adjustment to reflect the elimination of expenses related to the integration and reorganization of newly acquired businesses.
(j)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale.
(k)
Adjustment to reflect the elimination of income in international subsidiaries related to COVID-19 relief, net of severance costs.
(l)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs resulting from corporate leadership changes.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
EBITDA and adjusted EBITDA (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2022	2021	2022	2021
Net income (as reported)		$22	$15	$73	$47
Adjustments to reconcile net income to EBITDA:
Interest expense, net		37	17	125	60
Income tax provision		4	18	20	32
Depreciation and amortization		79	48	304	202
EBITDA		$142	$98	$522	$341
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	(2)	9	(7)
Non-service pension benefit	(b)	(10)	—	(42)	—
Inventory step-up	(c)	—	—	9	—
Business process transformation expenses	(d)	8	10	22	35
Acquisition expenses	(e)	—	9	26	26
Recent acquisition transition expenses	(f)	32	—	95	—
Integration and reorganization expenses	(g)	—	—	9	—
Restructuring costs	(h)	12	—	30	—
(Gain) loss on extinguishment of debt, net	(i)	—	—	(5)	9
Divested businesses	(j)	—	—	—	(1)
COVID-19 relief at international subsidiaries, net	(k)	(2)	—	(2)	(2)
Corporate executive reorganization	(l)	—	—	—	6
Adjusted EBITDA		$183	$115	$673	$407

Net revenues		$1,703	$1,112	$6,558	$3,940
Adjusted EBITDA as a % of net revenues		10.7%	10.3%	10.3%	10.3%

Notes:

(a)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(f)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(g)
Adjustment to reflect the elimination of expenses related to the integration and reorganization of newly acquired businesses.
(h)
Adjustment to reflect the elimination of expenses associated with restructuring programs.
(i)
Adjustment to reflect the elimination of (gain)/loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(j)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(k)
Adjustment to reflect the elimination of miscellaneous income in international subsidiaries related to COVID-19 relief, net of severance costs.
(l)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs resulting from corporate leadership changes.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Income (loss) before income tax, net income (loss) and EPS and
Adjusted income before income tax, net income (loss) and EPS (non-GAAP)
(Amounts in millions, except per share data)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2022	2021	2022	2021
Income before income tax provision (as reported)		$26	$33	$93	$79
Adjustments to reconcile income before income tax provision to adjusted income before income tax provision:
Amortization of intangible assets	(a)	62	32	227	127
Contingent consideration and compensation	(b)	1	(2)	9	(7)
Non-service pension benefit	(c)	(10)	—	(42)	—
Inventory step-up	(d)	—	—	9	—
Business process transformation expenses	(e)	8	10	22	35
Acquisition expenses	(f)	—	13	26	30
Recent acquisition transition expenses	(g)	32	—	95	—
Integration and reorganization expenses	(h)	—	—	9	—
Restructuring costs	(i)	12	—	30	—
(Gain) loss on extinguishment of debt, net	(j)	—	—	(5)	9
Divested businesses	(k)	—	—	—	(1)
COVID-19 relief at international subsidiaries, net	(l)	(2)	—	(2)	(2)
Corporate executive reorganization	(m)	—	—	—	6
Adjusted income before income tax provision		$129	$86	$471	$276

Income tax provision (as reported)		$4	$18	$20	$32
Adjustments to reconcile income tax provision to adjusted income tax provision:
Income tax provision adjustment	(n)	27	2	93	26
Adjusted income tax provision		$31	$20	$113	$58

Adjusted income before income tax provision		129	86	$471	$276
Adjusted income tax provision		31	20	113	58
Adjusted net income		$98	$66	$358	$218

Diluted weighted average shares outstanding (as reported)		267	225	266	206
Adjustments to reconcile diluted weighted average shares outstanding to adjusted diluted weighted average shares outstanding:
Dilutive impact of shares from GAAP net loss	(o)	—	—	—	1
Dilutive impact of Series A Preferred Stock	(p)	4	4	4	4
Adjusted diluted weighted average shares outstanding		271	229	270	211

Adjusted diluted EPS		$0.36	$0.29	$1.33	$1.03

Notes:

(a)
Adjustment to reflect the addback of pre-tax amortization expense related to intangible assets.
(b)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(d)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(e)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(f)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(g)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(h)
Adjustment to reflect the elimination of integration and reorganization expenses associated with acquisitions.
(i)
Adjustment to reflect the elimination of expenses associated with restructuring programs.
(j)
Adjustment to reflect the elimination of (gain)/loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(k)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(l)
Adjustment to reflect the elimination of miscellaneous income at international subsidiaries related to COVID-19 relief, net of severance costs.
(m)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs resulting from corporate leadership changes.
(n)
Adjustment to reflect an adjusted effective cash tax rate of 24% for the three months and year ended December 31, 2022 and 21% for the year ended December 31, 2021 applied to resulting adjusted pre-tax income inclusive of the adjustments shown above. The adjustment for the three months ended December 31, 2021 is the amount required to adjust the year period to 21%.
(o)
Adjustment to add the dilutive impact of options, RSUs, and warrants which were anti-dilutive and excluded from the diluted weighted average shares outstanding (as reported).
(p)
Adjustment for the three months and year ended December 31, 2022 and 2021 reflects addition of the dilutive impact of 4 million shares associated with the deemed conversion of Series A Preferred Stock.

APi Group Corporation
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2022 (a)	2021 (a)	2022 (a)	2021 (a)
Safety Services
Net revenues		$1,201	$569	$4,575	$2,080
Adjusted gross profit		389	176	1,432	655
Adjusted EBITDA		158	77	559	291

Adjusted gross margin		32.4%	30.9%	31.3%	31.5%
Adjusted EBITDA as a % of net revenues		13.2%	13.5%	12.2%	14.0%

Specialty Services
Net revenues		$510	$560	$2,030	$1,907
Adjusted gross profit		85	98	328	289
Adjusted EBITDA		53	66	210	195

Adjusted gross margin		16.7%	17.5%	16.2%	15.2%
Adjusted EBITDA as a % of net revenues		10.4%	11.8%	10.3%	10.2%

Total net revenues before corporate and eliminations	(b)	$1,711	$1,129	$6,605	$3,987
Total adjusted EBITDA before corporate and eliminations	(b)	211	143	769	486
Adjusted EBITDA as a % of net revenues before corporate and eliminations	(b)	12.3%	12.7%	11.6%	12.2%

Corporate and Eliminations
Net revenues		$(8)	$(17)	$(47)	$(47)
Adjusted EBITDA		(28)	(28)	(96)	(79)

Total Consolidated
Net revenues		$1,703	$1,112	$6,558	$3,940
Adjusted gross profit		474	274	1,760	944
Adjusted EBITDA		183	115	673	407

Adjusted gross margin		27.8%	24.6%	26.8%	24.0%
Adjusted EBITDA as a % of net revenues		10.7%	10.3%	10.3%	10.3%

Notes:

(a)
Information derived from non-GAAP reconciliations included elsewhere in this press release.
(b)
Calculated from results of the Company's operating segments shown above, excluding Corporate and Eliminations.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2022	2021	2022	2021
Safety Services
Safety Services EBITDA		$132	$74	$492	$287
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	1	—	5	2
Non-service pension benefit	(b)	(10)	—	(42)	—
Inventory step-up	(c)	—	—	9	—
Business process transformation expenses	(d)	1	2	3	3
Recent acquisition transition expenses	(e)	24	—	57	—
Integration and reorganization expenses	(f)	—	—	7	—
Restructuring costs	(g)	12	—	30	—
COVID-19 relief at international subsidiaries, net	(h)	(2)	—	(2)	(2)
Acquisition expenses	(j)	—	1	—	1
Safety Services adjusted EBITDA		$158	$77	$559	$291

Specialty Services
Specialty Services EBITDA		$53	$68	$206	$205
Adjustments to reconcile EBITDA to adjusted EBITDA:
Contingent consideration and compensation	(a)	—	(2)	4	(9)
Divested businesses	(i)	—	—	—	(1)
Specialty Services adjusted EBITDA		$53	$66	$210	$195

Corporate and Eliminations
Corporate and Eliminations EBITDA		$(43)	$(44)	$(176)	$(151)
Adjustments to reconcile EBITDA to adjusted EBITDA:
Business process transformation expenses	(d)	7	8	19	32
Acquisition expenses	(j)	—	8	26	25
Recent acquisition transition expenses	(e)	8	—	38	—
Integration and reorganization expenses	(f)	—	—	2	—
(Gain) loss on extinguishment of debt, net	(k)	—	—	(5)	9
Corporate executive reorganization	(l)	—	—	—	6
Corporate and Eliminations adjusted EBITDA		$(28)	$(28)	$(96)	$(79)

Notes:

(a)
Adjustment to reflect the elimination of the expense, or reversal of previously recorded expense, attributable to deferred consideration to prior owners of acquired businesses not expected to continue or recur.
(b)
Adjustment to reflect the elimination of non-service pension benefit, which consists of interest cost, expected return on plan assets and amortization of actuarial gains/losses of the pension programs assumed as part of the Chubb acquisition.
(c)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(d)
Adjustment to reflect the elimination of non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(f)
Adjustment to reflect the elimination of integration and reorganization expenses associated with acquisitions.
(g)
Adjustment to reflect the elimination of expenses associated with restructuring programs.
(h)
Adjustment to reflect the elimination of miscellaneous income in international subsidiaries related to COVID-19 relief, net of severance costs.
(i)
Adjustment to reflect the elimination of amounts related to businesses divested and classified as held-for-sale, inclusive of impairment charges and gain/(loss) on sale.
(j)
Adjustment to reflect the elimination of potential and completed acquisition-related expenses.
(k)
Adjustment to reflect the elimination of (gain) loss on extinguishment of debt resulting from early repayments and repurchases of long-term debt.
(l)
Adjustment to reflect the elimination of costs related to non-recurring severance related costs resulting from corporate leadership changes.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Three Months Ended December 31, 2022				For the Three Months Ended December 31, 2021
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments	As Adjusted
Safety Services
Net revenues	$1,201	$—		$1,201	$569	$—	$569
Cost of revenues	823	(8)	(a)	812	393	—	393
		(3)	(b)
Gross profit	$378	$11		$389	$176	$—	$176
Gross margin	31.5%			32.4%	30.9%		30.9%

Specialty Services
Net revenues	$510	$—		$510	$560	$—	$560
Cost of revenues	425	—		425	462	—	462
Gross profit	$85	$-		$85	$98	$—	$98
Gross margin	16.7%			16.7%	17.5%		17.5%

Corporate and Eliminations
Net revenues	$(8)	$—		$(8)	$(17)	$—	$(17)
Cost of revenues	(8)	—		(8)	(17)	—	(17)

Total Consolidated
Net revenues	$1,703	$—		$1,703	$1,112	$—	$1,112
Cost of revenues	1,240	(8)	(a)	1,229	838	—	838
		(3)	(b)
Gross profit	$463	$11		$474	$274	$—	$274
Gross margin	27.2%			27.8%	24.6%		24.6%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of expenses associated with restructuring programs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Adjusted Segment Financial Information (non-GAAP)
(Amounts in millions)
(Unaudited)

	For the Year Ended December 31, 2022				For the Year Ended December 31, 2021
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Safety Services
Net revenues	$4,575	$—		$4,575	$2,080	$—		$2,080
Cost of revenues	3,186	(27)	(a)	3,143	1,426	(1)	(a)	1,425
		(9)	(b)
		(7)	(c)
Gross profit	$1,389	$43		$1,432	$654	$1		$655
Gross margin	30.4%			31.3%	31.4%			31.5%

Specialty Services
Net revenues	$2,030	$—		$2,030	$1,907	$—		$1,907
Cost of revenues	1,705	(3)	(a)	1,702	1,622	(4)	(a)	1,618
Gross profit	$325	$3		$328	$285	$4		$289
Gross margin	16.0%			16.2%	14.9%			15.2%

Corporate and Eliminations
Net revenues	$(47)	$—		$(47)	$(47)	$—		$(47)
Cost of revenues	(47)	—		(47)	(47)	—		(47)

Total Consolidated
Net revenues	$6,558	$—		$6,558	$3,940	$—		$3,940
Cost of revenues	4,844	(30)	(a)	4,798	3,001	(5)	(a)	2,996
		(9)	(b)
		(7)	(c)
Gross profit	$1,714	$46		$1,760	$939	$5		$944
Gross margin	26.1%			26.8%	23.8%			24.0%

Notes:

(a)
Adjustment to reflect the addback of amortization expense related to backlog intangible assets.
(b)
Adjustment to reflect the elimination of costs related to the fair value step-up of acquired inventory.
(c)
Adjustment to reflect the elimination of expenses associated with restructuring programs.

APi Group Corporation
Reconciliations of GAAP to Non-GAAP Financial Measures
Free cash flow and adjusted free cash flow and conversion (non-GAAP)
(Amounts in millions)
(Unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2022	2021	2022	2021
Net cash provided by operating activities	(a)	$188	$114	$270	$182
Less: Purchases of property and equipment	(a)	(19)	(12)	(79)	(55)
Free cash flow		$169	$102	$191	$127
Add (deduct): Cash payments (sources) related to following items:
Contingent compensation	(b)	$—	$1	$3	$20
Pension contributions	(c)	—	—	27	—
Business process transformation expenses	(d)	8	10	22	35
Acquisition costs	(e)	1	7	35	24
Recent acquisition transition expenses	(f)	31	—	95	—
Integration and reorganization expenses	(g)	2	—	14	—
Restructuring payments	(h)	2	—	8	—
COVID-19 relief at international subsidiaries, net	(i)	(2)	—	(2)	(2)
Payroll tax deferral	(j)	11	19	11	19
Payments on acquired liabilities	(k)	8	—	8	—
Adjusted free cash flow		$230	$139	$412	$223

Adjusted EBITDA	(l)	$183	$115	$673	$407
Adjusted free cash flow conversion		125.7%	120.9%	61.2%	54.8%

Notes:

(a)
Operating cash flows and purchases of property and equipment for the year ended December 31, 2022 and 2021 are as reported. Amounts for the three months ended December 31, 2021 and 2022 are calculated as the year ended less the amounts reported for the nine months ended September 30, 2022 and 2021, respectively.
(b)
Adjustment to reflect the elimination of deferred payments to prior owners of acquired businesses not expected to continue or recur.
(c)
Adjustment to reflect the elimination of initial pension contribution payment related to the Chubb acquisition not expected to continue or recur.
(d)
Adjustment to reflect the elimination of operating cash used for non-operational costs related to business process transformation, including system and process development costs and implementation of processes and compliance programs related to the Sarbanes-Oxley Act of 2002.
(e)
Adjustment to reflect the elimination of potential and completed acquisition-related costs.
(f)
Adjustment to reflect the elimination of expenses associated with the transition of newly acquired businesses from prior ownership into APi Group.
(g)
Adjustment to reflect the elimination of integration and reorganization expenses associated with newly acquired businesses.
(h)
Adjustment to reflect payments made for restructuring programs.
(i)
Adjustment to reflect the elimination of cash received in international subsidiaries for COVID-19 relief, net of severance costs paid, not expected to continue or recur.
(j)
Adjustment reflects the elimination of operating cash for the impact of the Coronavirus Aid Relief and Economic Security (CARES) Act. During the first quarter of 2020, the CARES Act was passed, allowing the Company to defer the payment of the employer's share of Social Security taxes until December 2021 and December 2022. In December 2021 and 2022, payments were made on a portion of the amount deferred in 2020.
(k)
Adjustment to reflect the elimination of the impact of payments made on acquired liabilities, which are not expected to continue or recur.
(l)
Adjusted EBITDA derived from non-GAAP reconciliations included elsewhere in this press release.